EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the period ended December 31, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. §1350.

Dominic J. Pileggi, the Chief Executive Officer of Thomas & Betts Corporation (the “Corporation”), certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated this 17th day of February, 2009.

/s/  Dominic J. Pileggi
Dominic J. Pileggi
Chairman and Chief Executive Officer